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As filed with the Securities and Exchange Commission on February 7, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROCS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3021	20-2164234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6273 Monarch Park Place
Niwot, Colorado 80503
(303) 468-4260
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Ronald R. Snyder
President and Chief Executive Officer
Crocs, Inc.
6273 Monarch Park Place
Niwot, Colorado 80503
(303) 468-4260
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

James H. Carroll, Esq. Faegre & Benson LLP 1900 Fifteenth Street Boulder, Colorado 80302 Phone: (303) 447-7700 Fax: (303) 447-7800	William J. Campbell, Esq. Faegre & Benson LLP 3200 Wells Fargo Center 1700 Lincoln Street Denver, Colorado 80203 Phone: (303) 607-3500 Fax: (303) 607-3600	Jeffrey D. Saper, Esq. Donna M. Petkanics, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 Phone: (650) 493-9300 Fax: (650) 493-6811

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-127526

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Common Stock, $.001 par value	$11,385,000	$1,218.20

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)
The $11,385,000 proposed maximum aggregate offering price is in addition to $227,700,000 registered pursuant to the Registration Statement on Form S-1 (File No. 333-127526).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

Crocs, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering an increase in proposed maximum aggregate offering price of $11,385,000 of securities of the same class as were included in our Registration Statement on Form S-1 (File No. 333-127526), as amended (the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 7, 2006. The contents of the Prior Registration Statement, including the exhibits thereto, are hereby incorporated in their entirety by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description
5.1	Opinion of Faegre & Benson LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Samson Belair Deloitte & Touche s.e.n.c.r.l.
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.

**
Previously filed in connection with the Registration Statement on Form S-1 (file no. 333-127536).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Niwot, Colorado, on February 7, 2006.

CROCS, INC.
By	/s/ RONALD R. SNYDER Ronald R. Snyder President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 7, 2006 by the following persons in the capacities indicated.

Signature	Title

/s/ RONALD R. SNYDER Ronald R. Snyder	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ CARYN D. ELLISON Caryn D. Ellison	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
* George B. Boedecker, Jr.	Director
* Raymond D. Croghan	Director
* Michael E. Marks	Director
* Mark A. Retzloff	Director
* Richard L. Sharp	Chairman of the Board of Directors
* Thomas J. Smach	Director
* Brad L. Stoffer	Director

*By:	/s/ RONALD R. SNYDER Ronald R. Snyder Attorney-In-Fact

II-2

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Faegre & Benson LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Samson Belair Deloitte & Touche s.e.n.c.r.l.
23.3	Consent of Faegre & Benson LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.

**
Previously filed in connection with the Registration Statement on Form S-1 (file no. 333-127526).

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
EXHIBIT INDEX